Exhibit 10.1

SUNTRUST	Commercial Note Date: June 23, 2006

Borrower: LRM Industries, LLC
Borrower Address: 135 Gus Hipp Blvd.
Rockledge, FL 32955-4750

Loan Amount:   Two Million, Two Hundred Forty Thousand Dollars and no cents ($2,240,000.00)

For value received, the borrower(s) named above whether one or more, (the "Borrower"), jointly and severally promise to pay to the order of Sun Trust Bank, a Georgia banking corporation ("SunTrust") at any of its offices, or at such place as SunTrust may in writing designate, without offset in U.S. Dollars and in immediately available funds, the Loan Amount shown above, or the total of all amounts advanced under this commercial note and any modifications, renewals, extensions or replacements thereof (this "Note") if less than the full Loan Amount is advanced, plus interest and any other amounts due, upon the terms specified below.

Loan Type:  Non-Revolving Master Borrowing Loan

Repayment Terms: This is a closed end transaction. Borrower may borrow up to the Loan Amount but may not reborrow amounts that have been repaid. Principal is due as described below, but the Borrower shall be liable for only so much of the Loan Amount shown above as shall be equal to the total advanced to the Borrower by SunTrust from time to time, less all payments made by or for the Borrower and applied by SunTrust to principal, plus interest on each such advance, and any other amounts due. Advances under this Note shall be recorded and maintained by SunTrust in its internal records and such records shall be conclusive of the principal and interest owed by Borrower unless there is a material error in such records. This Master Borrowing arrangement will terminate on October 23, 2006, and thereafter no new advances may be made.

Payment amounts are calculated based on the Loan Amount shown above. Repayment shall be as follows: 4 consecutive monthly payments of accrued interest beginning on July 23, 2006, and continuing on the 23rd of each month through October 23, 2006, followed by 55 monthly payments of principal plus interest, due on the 23rd of each month, in the amount of $40,000.00, plus accrued interest, beginning such payments on November 23, 2006, with a final payment of the unpaid balance, plus any accrued and unpaid interest and any other amounts due under the terms of this Note, due and payable on June 23, 2011.

Additional Terms And Conditions

This Note is subject to and governed by additional terms and conditions contained in a(n) Agreement to Commercial Note between the Borrower and SunTrust dated June 23, 2006 and any modifications, renewals, extensions or replacements thereof (the "Agreement). In the event of a conflict between any term or condition contained in this Note and in the Agreement, such term or condition of the Agreement shall control.

Interest

Interest will accrue on an actual/360 basis (on the actual number of days elapsed over a year of 360 days). Interest shall accrue from the date of disbursement on the unpaid balance and shall continue to accrue until this Note is paid in full.

This is a variable rate transaction. The interest rate is prospectively subject to increase or decrease without prior notice.

Subject to the above, interest per annum payable on this Note (the "Rate") shall be a variable rate based on the following Index:

The one month LIBOR Rate as defined on the attached Addendum A, LIBOR Index Rate Addendum.

The Rate shall be equal to the Index plus 2.00% per annum. Adjustments to the Rate shall be effective monthly on the same day of each month beginning July 01, 2006 or the next business day if such date does not fall on a business day. The Rate will never be more than 17.50% per annum or the maximum interest rate permitted by applicable law, whichever is less.

Collateral

Unless otherwise agreed in writing, any collateral pledged to SunTrust to secure any of the existing or future liabilities of the Borrower to SunTrust shall also secure this Note. To the extent permitted by law, the Borrower grants to SunTrust a security interest in and a lien upon all deposits and investments maintained by the Borrower with SunTrust and any affiliates thereof.

Collateral for this Note includes, but is not limited to, the following:

Specific equipment to be determined upon purchase as described in a Security Agreement executed by LRM Industries, LLC dated this date.

All of the foregoing security is referred to collectively as the "Collateral". Unless otherwise agreed in writing, the Collateral is security for the payment of this Note and any other liability (including overdrafts and future advances) of the Borrower to SunTrust, however evidenced, now existing or hereafter incurred, matured or un-matured, direct or indirect, absolute or contingent, several, joint, or joint and several, including any extensions, modifications or renewals. The proceeds of any Collateral may be applied against the liabilities of the Borrower to SunTrust in such order as SunTrust deems proper.

Loan Purpose And Updated Financial Information Required

The Borrower warrants and represents that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring real or personal property as an investment (other than a personal investment) or for carrying on an investment activity (other than a personal investment activity). The Borrower agrees to provide to SunTrust updated financial information, including, but not limited to, tax returns and current financial statements in form satisfactory to SunTrust, as well as additional information, reports or schedules (financial or otherwise), all as SunTrust may from time to time request.

Representations and Warranties

This Note has been duly executed and delivered by Borrower, constitutes Borrower's valid and legally binding obligations and is enforceable in accordance with its terms against Borrower. The execution, delivery and performance of this Note and the consummation of the transaction contemplated will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Borrower, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Borrower, (c) violate or result in the breach of any material agreement to which Borrower is a party nor (d) as applicable, violate any charter, bylaws, operating agreement, partnership agreement or any other agreement by which Borrower is bound. No consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Note.

Default, Acceleration And Setoff

As used herein the term .Obligor" shall individually and collectively refer to the Borrower and any person or entity that is primarily or secondarily liable on this Note and any person or entity that has conveyed or may hereafter convey any security interest or lien to SunTrust in any real or personal property to secure payment of this Note. An .event of default shall occur hereunder upon the occurrence of anyone or more of the following events or conditions:

(a) the failure by any Obligor to pay when due, whether by acceleration or otherwise, any amounts owed under this Note;

(b) the occurrence of any event of default under any agreement or loan document executed in conjunction with this Note or the failure of any Obligor to perform any covenant, promise or obligation contained in this Note or any other agreement to which any Obligor and SunTrust are parties;

(c) the breach of any of any Obligor's representations or warranties contained in this Note or any other agreement with SunTrust;

(d) the failure of any Obligor to pay when due any amount owed to any creditor other than SunTrust under a written agreement calling for the payment of money;

(e) the death, declaration of incompetency, dissolution, liquidation, merger, consolidation, termination or suspension of usual business of any Obligor;

(f) any person or entity, or any group of related persons or entities, shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of any Obligor that is not a natural person, other than any person or entity, or any group of related persons or entities that has such majority ownership as of the date of this Note;

(g) the insolvency or inability to pay debts as they mature of any Obligor, the application for the appointment of a receiver for any Obligor, the filing of a petition or the commencement of a proceeding by or against any Obligor under any provision of any applicable Bankruptcy Code or other insolvency law, or statute, or any assignment for the benefit of creditors by or against any Obligor;

(h) the entry of a judgment or the issuance or service of any attachment, levy or garnishment against any Obligor or the property of any Obligor or the repossession or seizure of property of any Obligor;

(i) a determination by SunTrust that a material adverse change in the financial condition of any Obligor has occurred since the date of this Note;

(j) any Obligor commits fraud or makes a material misrepresentation at any time in connection with this Note or any Collateral;

(k) any deterioration or impairment of the Collateral or any decline or depreciation in the value of the Collateral which causes the Collateral in the judgment of SunTrust to become unsatisfactory as to character or value;

(l) the sale or transfer by any Obligor of all or substantially all of such Obligor's assets other than in the ordinary course of business;

or

(m) any other act or circumstances leading SunTrust to deem itself insecure.

If an event of default occurs, or in the event of non-payment of this Note in full at maturity, the entire unpaid balance of this Note shall, at the option of SunTrust, become immediately due and payable, without notice or demand and no more advances will be permitted. The entire unpaid balance of this Note shall automatically become immediately due and payable without notice or demand upon the occurrence of an event of default under section g above. Upon the occurrence of an event of default, SunTrust, at its option, may charge interest on the unpaid balance of this Note at the lesser of (i) the Rate plus 4.00% per annum or (ii) the maximum rate allowed by law (the "Default Rate") until paid in full. To the extent permitted by law, upon default SunTrust will have the right, in addition to all other remedies permitted by law, to set off the amount due under this Note or due under any other obligation to SunTrust against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, held by, owed by, or in the possession of, SunTrust to the credit of or for the account of any Obligor, without notice to or consent by any Obligor. The remedies provided in this Note and any other agreement between Sun Trust and any Obligor are cumulative and not exclusive of any other remedies provided by applicable law.

Late Charges And Other Authorized Fees And Charges

If any portion of a payment is at least 10 days past due, the Borrower agrees to pay a late charge of 5% of the amount which is past due. Unless prohibited by applicable law, the Borrower agrees to pay the fee established by SunTrust from time to time for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition to any other amounts owed under the terms of this Note, the Borrower agrees to pay those fees and charges disclosed in the attached Disbursements and Charges Summary which is incorporated in this Note by reference and, as permitted by applicable law, the Borrower agrees to pay the following: (a) all expenses, including, without limitation, any and all costs incurred by SunTrust related to default, all court costs and out-of-pocket collection expenses and reasonable attorneys' fees whether suit be brought or not, incurred in collecting this Note; (b) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which SunTrust from time to time in its sole discretion may deem necessary; (c) any premiums for property insurance purchased on behalf of the Borrower or on behalf of the owner(s) of any Collateral pursuant to any security instrument relating to any Collateral; and (d) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by Sun Trust of attorneys with respect to this Note and the obligations it evidences. The Borrower agrees to pay such amounts on demand or, at SunTrust's option, such amounts may be added to the unpaid balance of the Note and shall accrue interest at the stated Rate. Upon the occurrence of an event of default, or after demand and failure to pay if this Note is payable on demand, interest shall accrue at the Default Rate.

Prepayment Provision

Borrower may make a prepayment in any amount at any time without penalty.

Waivers

The Borrower and each other Obligor waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note and waive any discharge or defenses based on suretyship or impairment of Collateral or of recourse. The Borrower and each other Obligor waive any rights to require SunTrust to proceed against any other Obligor or any Collateral before proceeding against the Borrower or any of them, or any other Obligor, and agree that without notice to any Obligor and without affecting any Obligor's liability, SunTrust, at any time or times, may grant extensions of the time for payment or other indulgences to any Obligor or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Obligor primarily or secondarily liable. The Borrower and each other Obligor agree that SunTrust may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Obligor to SunTrust, as SunTrust may elect from time to time.

Waiver of Jury Trial

THE BORROWER AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARIL Y, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING> OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS NOTE. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST; NOR SUNTRUST'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUNTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

Patriot Act Notice

SunTrust hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. L. 107-56 (signed into law October 26, 2001), SunTrust may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow SunTrust to identify the Borrower in accordance with the Act.

Hold Harmless and Indemnification

Borrower hereby indemnifies and agrees to hold SunTrust and its officers, directors, employees, agents and affiliates harmless from and against all claims, damages, liabilities (including attomeys' fees and legal expenses), causes of action, actions, suits and other legal proceedings (collectively, "Claims") in any matter relating to or arising out of this Note or any loan document executed in connection with this Note, or any act, event or transaction related thereto or to the Collateral. Borrower shall immediately provide SunTrust with written notice of any such Claim. Upon request of SunTrust, Borrower shall defend SunTrust from such Claims, and pay the attomeys' fees, legal expenses and other costs incurred in connection therewith, or in the alternative, SunTrust shall be entitled to employ its own legal counsel to defend such Claims at Borrower's sole expense.

Miscellaneous

All amounts received by SunTrust shall be applied to expenses, late fees and interest before principal or in any other order as determined by SunTrust, in it sole discretion, as permitted by law. Any provision of this Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the Borrower from any term of this Note, shall in any event be effective unless it is in writing and signed by an authorized officer of SunTrust, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of SunTrust to exercise any right, power or remedy under this Note shall be construed as a waiver of the right to exercise the same or any other right at any time. If the Rate is tied to an external index and the index becomes unavailable during the term of this loan, SunTrust may, in its sole and absolute discretion, designate a substitute index with notice to the Borrower. The captions of the paragraphs of this Note are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. All representations, warranties, covenants and agreements contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Note and any other agreement, document or writing relating to or arising out of any of the foregoing. All notices or communications given to Borrower pursuant to the terms of this Note shall be in writing and given to Borrower at Borrower's address stated above unless Borrower notifies SunTrust in writing of a different address. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the Borrower at the address referred to herein. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail.

Notwithstanding any provision of this Note or any loan document executed in connection with this Note to the contrary, the Borrower and SunTrust intend that no provision of this Note or any loan document executed in connection with this Note be interpreted, construed, applied, or enforced in a way that will permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the jurisdiction indicated below, or federal law if federal law preempts the law of such jurisdiction with respect to this transaction (the "Maximum Permitted Rate"). If, however, any such provision is so interpreted, construed, applied, or enforced, Borrower and SunTrust intend (a) that such provision automatically shall be deemed revised so as to require payment only of interest at the Maximum Permitted Rate; and (b) if interest payments in excess of the Maximum Permitted Rate have been received, that the amount of such excess shall be deemed credited retroactively in reduction of the then-outstanding principal amount of this obligation, together with interest at the Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the Borrower and SunTrust intend (a) that all charges be excluded to the extent they are properly excludable under the usury laws of such jurisdiction or the United States, as they from time to time are determined to apply to this obligation; and (b) that all charges that may be spread in the manner provided by statute of the jurisdiction indicated or any similar law, be so spread.

Liability, Successors And Assigns And Choice Of Law

Each Borrower shall be jointly and severally obligated and liable on this Note. This Note shall apply to and bind each of the Borrower's heirs, personal representatives, successors and permitted assigns and shall inure to the benefit of SunTrust, its successors and assigns. Notwithstanding the foregoing, Borrower shall not assign Borrower's rights or obligations under this Note without SunTrust's prior written consent. The Borrower agrees that certain material events and occurrences relating to this Note bear a reasonable relationship to the laws of Florida. This Note shall be governed by the laws of Florida and, unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Note, the Borrower consents to the jurisdiction and venue of any court located in Florida.

Documentary and Intangible Taxes

In the event that any intangible tax or documentary stamp tax is due from SunTrust to any state or other governmental agency or authority because of the execution or holding of this Note, the Borrower shall, upon demand, reimburse SunTrust for any such tax paid. No Florida Documentary Stamp Taxes are required.

By signing below under seal, the Borrower agrees to the terms of this Note and the disbursement of proceeds as described in the Disbursements and Charges Summary provided in connection with this transaction.

LRM Industries, LLC

By: __________________________
John W. Verbicky, President and CEO

SUNTRUST	Addendum A to Note Libor Index Rate (104)

SECTION 1

Definitions. As used in this Addendum, the following terms shall have the meanings set forth below:

"Bank" shall mean SunTrust Bank and its successors and assigns.

"Borrower" shall collectively and individually refer to the undersigned, the maker of the attached note dated June 23, 2006 ("Note").

The terms of this Addendum are hereby incorporated into the Note and in the event of any conflict between the terms of the Note and the terms of this Addendum, the terms of this Addendum shall control.

"Business Day" shall mean, with respect to Interest Periods applicable to the LIBOR Rate, a day on which the Bank is open for business and on which dealings in U.S. dollar deposits are carried on in the London Inter-Bank Market.

"Interest Period" shall mean a period of one (1) month, provided that (i) the initial Interest Period may be less than one month, depending on the initial funding date and (ii) no Interest Period shall extend beyond the maturity date of the Note.

"Interest Rate Determination Date" shall mean the date the Note is initially funded and the first Business Day of each calendar month thereafter.

"LIBOR Rate" shall mean that rate per annum effective on any Interest Rate Determination Date which is equal to the quotient of:

(i) the rate per annum equal to the offered rate for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by the Bank, that displays British Bankers' Association interest settlement rates for deposits in U.S. Dollars. as of 11 :00 A.M. (London, England time) two (2) Business Days prior to the Interest Rate Determination Date; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by the Bank to be the rate at which U.S. dollar deposits for the Interest Period, are offered to the Bank in the London Inter-Bank Market as of 11 :00 A.M. (London, England time), on the day which is two (2) Business Days prior to the Interest Rate Determination Date, divided by

(ii) a percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which the Bank is subject with respect to any LIBOR loan pursuant to regulations issued by the Board of Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"Prime Rate" shall mean the publicly announced prime lending rate of the Bank from time to time in effect, which rate may not be the lowest or best lending rate made available by the Bank or, if the Note is governed by Subtitle 10 of Title 12 of the Commercial Law Article of the Annotated Code of Maryland, "Prime Rate" shall mean the Wall Street Journal Prime Rate, which is the Prime Rate published in the "Money Rates" section of the Wall Street Journal from time to time.

SECTION 2

Interest. The Borrower shall pay interest upon the unpaid principal balance of the Note at the LIBOR Rate plus the margin provided in the Note. Interest shall be due and payable as provided in the Note and shall be calculated as described in the Note. The interest rate shall remain fixed during each month based upon the interest rate established pursuant to this Addendum on the applicable Interest Rate Determination Date.

SECTION 3

Additional Costs. In the event that any applicable law or regulation or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall change the basis of taxation of payments to the Bank of any amounts payable by the Borrower hereunder (other than taxes imposed on the overall net income of the Bank) or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) shall impose any other condition with respect to the Note, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the Note or to reduce any amount receivable by the Bank hereunder, and the Bank determines that such increased costs or reduction in amount receivable was attributable to the LIBOR Rate basis used to establish the interest rate hereunder, then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased costs (the "Additional Costs"). A detailed statement as to the amount of such Additional Costs, prepared in good faith and submitted to the Borrower by the Bank, shall be conclusive and binding in the absence of manifest error.

SECTION 4

Unavailability Of Dollar Deposits.  If the Bank determines in its sole discretion at any time (the "Determination Date") that it can no longer make, fund or maintain LIBOR based loans for any reason, including without limitation illegality, or the LIBOR Rate cannot be ascertained or does not accurately reflect the Bank's cost of funds, or the Bank would be subject to Additional Costs that cannot be recovered from the Borrower, then the Bank will notify the Borrower and thereafter will have no obligation to make, fund or maintain LIBOR based loans. Upon such Determination Date the Note will be converted to a variable rate loan based upon the Prime Rate. Thereafter the interest rate on the Note shall adjust simultaneously with any fluctuation in the Prime Rate.

LRM Industries, LLC

By: __________________________
John W. Verbicky, President and CEO

SUNTRUST	Agreement to Commercial Note

This Agreement dated June 23, 2006 between LRM Industries, LLC ("Borrower") and SunTrust Bank ("SunTrust") constitutes the "Agreement" referenced under "Additional Terms and Conditions" in the Commercial Note dated June 23, 2006 in the Loan Amount equal to $2,240,000.00. The terms and conditions of this Agreement and the terms and conditions of the Note constitute the entire agreement between Borrower and SunTrust. All defined terms used herein that are not defined herein shall have the meanings ascribed to such terms in the above referenced Commercial Note.

Borrower and SunTrust hereby agree to the following terms and conditions:

I.  AFFIRMATIVE COVENANTS

A. Financial Information. Borrower shall deliver the following financial information to SunTrust as indicated below:

Borrower's Annual consolidated reviewed by a certified public accountant acceptable to SunTrust and certified by an authorized officer of Borrower. Such Financial Statement shall be prepared on a GAAP (generally accepted accounting principles) basis and shall be delivered to SunTrust within one hundred fifth (150) days after Borrower's fiscal year-end, commencing with the fiscal year ending 12/31/2006. "Financial Statement" shall include at a minimum, a balance sheet, income statement, statement of retained earnings, statement of cash flows, footnotes, appropriate supporting schedules and other information requested by SunTrust.

Borrower's unaudited quarterly Financial Statement, certified by an authorized officer of Borrower as to its accuracy, shall be delivered to SunTrust within thirty (30) days after the close of each fiscal quarter.

Annual consolidated Financial Statement of each guarantor (if any) that is a corporation, limited liability company, partnership or other type of business organization that has been audited by a certified public accountant acceptable to SunTrust. Such Financial Statement shall be prepared on a GAAP (generally accepted accounting principles) basis and shall be delivered to SunTrust within one hundred fifty (150) days after such guarantor's fiscal year-end, commencing with the fiscal year ending 12/31/2006. "Financial Statement" shall include, at a minimum, a balance sheet, income statement, statement of retained earnings, statement of cash flows, footnotes, appropriate supporting schedules and other information requested by SunTrust.

Unaudited quarterly Financial Statement of each guarantor that is a corporation, limited liability company, partnership or other type of business organization, certified by an authorized officer, member or partner (as appropriate) of such guarantor as to its accuracy, shall be delivered to SunTrust within forty (40) days after the close of each fiscal quarter.

Borrower shall deliver within five (5) days of such request, any additional financial information with respect to Borrower or any guarantor as SunTrust may reasonably request.

B. Compliance Certificate. Concurrently with the delivery of the financial information required hereunder, Borrower shall deliver to SunTrust a certificate of a duly authorized officer of Borrower in a form satisfactory to SunTrust (i) certifying as to whether there exists an event of default or any circumstances which, with notice or the passage of time or both, would constitute an event of default and if there exists an event of default or any such circumstance, specifying the details thereof and the action which Borrower has taken or proposes to take with respect thereto and (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants included in this Agreement.

C. Notification. Borrower shall immediately notify SunTrust of (i) the occurrence of any event of default (or any circumstances which, with notice or the passage of time or both, would constitute an event of default) under the Note, (ii) the commencement of any action, suit, or proceeding or any other matter that could reasonably be expected to have a material adverse effect on the financial condition, operations, assets or prospects of Borrower, (iii) any event or development that could reasonably be expected to have a material adverse effect on the assets, operations or financial condition of Borrower and (iv) any change in the senior management of Borrower.

D. Deposit Accounts. Borrower shall maintain its primary operating account with SunTrust.

II. NEGATIVE COVENANTS

A. Liens. Borrower shall not, and shall not permit any Subsidiary (if any) to, create, incur, assume or permit any lien, security interest or other type of encumbrance (a "Lien") on any of its assets, except Liens granted to SunTrust, statutory Liens that do not secure indebtedness and other Liens that have been consented to by SunTrust in writing.

III. CONDITION PRECEDENT TO THE MAKING OF EACH ADVANCE

A. The making of each advance under the Note is subject to accuracy of representations and warranties and the further condition that no Event of Default or event which with the passing of time or the giving of notice or both would constitute an Event of Default shall exist at such time.

IV. ADDITIONAL EVENTS OF DEFAULT

A. Any guarantor terminates or cancels or seeks to terminate or cancel its Guaranty.

B. Cross Default. A default in Nova Chemicals' $375,000,000.00 Revolving Loan Document dated 06/30/2005 including all renewals and/or replacements with Agent TD Securities and/or Nova Chemicals' $100,000,000.00 Revolving Loan Document dated 01/20/2006 including all renewals and/or replacements is a default of this agreement.

IN WITNESS WHEREOF, Borrower and SunTrust have caused this Agreement to be executed as of the date first above written.

Individual Borrower(s):                                                     Non-Individual Borrower(s):

__________________________________     (Seal)     _________________________________
Borrower Signature                                                         LRM Industries, LLC

__________________________________                   By:_______________________________
Name

__________________________________     (Seal)     __________________________________
Borrower Signature                                                         John Verbicky, President

__________________________________                   __________________________________
Name

___________________________________   (Seal)     By:_______________________________
Borrower

__________________________________                   __________________________________
Name

SunTrust Bank

By:_________________________________
Commercial Banking Officer

SUNTRUST	Guaranty of Note

This guaranty of Nova Chemicals Inc. ("Guarantor") dated June 23, 2006 provides:

Whereas, LRM Industries, LLC ("Borrower") desires to borrow or has borrowed Two Million, Two Hundred Forty Thousand Dollars and no cents ($2,240,000.00), plus interest. from SunTrust Bank ("SunTrust"), as evidenced by Borrower's note dated June 23, 2006 (which, along with any notes given as an extension, renewal or modification thereof.. and any liabilities, obligations. agreements and undertakings of Borrower pursuant to any interest rate hedge agreement or other derivative transaction document related to such note, are herein collectively referred to as the ("Note"); and

Whereas, SunTrust is unwilling to extend or continue such credit to Borrower unless it receives a guaranty of the Note from the undersigned Guarantor.

Now, Therefore, In consideration of the premises and of other good and valuable consideration and in order to induce SunTrust to extend or continue the credit referred to above. Guarantor guarantees to SunTrust the payment when due, whether by acceleration or otherwise, of the Note In a sum up to but not in excess of Two Million, Two Hundred Forty Thousand Dollars and no cents ($2,240,000.00) plus interest at the rate or rates that may be in effect from time to time under the terms of the Note and all charges and expenses, including without limitation, court costs and reasonable attorneys' fees paid or incurred by SunTrust in endeavoring to collect payment of the Note and this guaranty, and any costs of preserving, protecting or disposing of any collateral securing the Note, and to that end Guarantor agrees to make such payment to SunTrust if there shall be any default by Borrower in the payment of the Note.

  Except for the limitation of the amount of the maximum liability of Guarantor as stated above, this is an unconditional guaranty and the liability of Guarantor to SunTrust shall not be further limited to a proportionate pan of the total liability of Borrower on the Note.
  This is a guaranty of payment and not of collection and Guarantor waives any right to require that any action be brought against Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of SunTrust in favor of Borrower or any other person and agrees that SunTrust assumes no responsibility for the validity, perfection or enforceability of any security for the Note.
  SunTrust shall have the right, immediately and without further action by it. to set off against any obligation of Guarantor to SunTrust hereunder all money owed by Sun Trust in any capacity to Guarantor, whether or not due; and SunTrust shall be deemed to have exercised such right of set off and to have made a charge against any such money Immediately upon the occurrence of any default on the Note even though such charge is made or entered on the books of SunTrust subsequent thereto.
  Guarantor hereby agrees that SunTrust may at any time and from time to time in the exercise of its sole discretion. Either before or after the death of Guarantor or any default by Borrower, with or without further notice to Guarantor: renew or extend the time of payment of the Note or accept one or more new notes either as an extension or a renewal of the Note in the same or a lesser amount without limit as to maturity, and grant and allow such indulgences or compromises in connection therewith as it may deem advisable or expedient; in accordance with and to the extent permitted by the terms of the Note, change the terms of the Note (either pursuant to a variable rate feature contained in the Note, a renewal or extension. or otherwise) to provide for a higher or lower interest rate, or change the number, frequency or amount of payments due thereunder, or make any other change in the manner, place or terms of payment; and change, sell, renew, release, extend, surrender or compromise in whole or in part any collateral or security at any time held by or available to SunTrust for the Note or for any obligation of any other person secondarily or otherwise liable on the Note, intentionally or unintentionally, without impairing the enforceability of this guaranty.
  SunTrust may fail to set off and may release, in whole or in part, any balance of any deposit account or credit on its books In favor of Borrower, or of any other person, and may extend credit to Borrower other than as evidenced by the Note, and generally deal with Borrower or any other person or any collateral or security held by or available to SunTrust for the Note as SunTrust, in its sole discretion, may see fit.
  Guarantor hereby agrees, upon demand to reimburse SunTrust to the extent that such reimbursement is not made by Borrower, for all expenses including reasonable attorneys' fees (in the amount of 15% of the principal and interest guaranteed hereby if this guaranty is governed by the laws of Georgia) incurred by SunTrust in connection with the Note, or the collection thereof, or the obligations of Guarantor hereunder.
  Notwithstanding the fact that the Note may have been paid in full and this guaranty form may have been returned to Guarantor, the obligations of Guarantor shall continue in full force and effect with respect to any amounts that SunTrust may ever be required to repay under any bankruptcy or insolvency laws.
  Guarantor hereby waives notice of default on the Note and notice of acceptance of and demand for payment as to this guaranty and also waives presentment, demand, protest and notice of dishonor and protest as to the Note. Guarantor hereby ratifies, confirms, and adopts all the terms, conditions, agreements and stipulations of the Note. If the Note evidences an obligation for business or commercial purposes, Guarantor waives and renounces any and all homestead exemption rights Guarantor may have under or by virtue of the Constitution or laws of any state, or the United States, as against the obligation hereby created and Guarantor does hereby transfer, convey and assign, and direct any Trustee in Bankruptcy or receiver to deliver to SunTrust, a sufficient amount of property or money in any homestead exemption that may be allowed to Guarantor to pay the Note in full and all costs of collection. Guarantor waives and renounces any defense to the Note which may be available to or could be asserted by Borrower, except for payment.
  Guarantor warrants to SunTrust that Guarantor has adequate means to obtain from Borrower on continuing basis information concerning the financial condition of Borrower and that Guarantor is not relying on SunTrust to provide such information either now or in the future. Guarantor waives all errors and omissions in connection with SunTrust's administration of the Note, except behavior which amounts to gross negligence or willful misconduct.
  Each reference herein to Borrower shall be deemed to include Borrower and Its successors and assigns. Each reference herein to SunTrust shall be deemed to include its successors and assigns. in whose favor the provisions of this guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this guaranty.
  If any Guarantor is a partnership or limited liability company. the agreements and obligations on the part of Guarantor contained in this guaranty shall remain In foil force and applicable notwithstanding any changes in the Identity of the parties comprising the partnership or limited liability company, and the term "Guarantor" shall include any altered or successor partnerships or limited liability companies and the predecessor partner5hips or limited liability companies and their partners and members/managers shall not thereby be released from any obligation or liability. Notwithstanding the release by SunTrust of any other guarantor of the Note, this guaranty shall be binding on the undersigned Guarantor. This guaranty shall be binding on Guarantor, notwithstanding the fallure of any further contemplated guarantors to execute this or similar Instruments and notwithstanding the fact that the signatures of one or more guarantors or any other future or existing signatures shall be forged or unauthorized.
  No delay on the part of SunTrust in exercising any rights hereunder or failure to exercise the same shall operate as a waiver' of such rights; no notice to or demand On, Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of 'the right of Sun Trust to take further action without notice or demand as provided herein: nor in any event shall any modification or waiver of the provisions of this guaranty be effective unless in writing signed by SunTrust nor shall any such waiver be applicable except in the specific instance for which given.
  Guarantor agrees to provide to SunTrust updated financial information, including, but not limited to, tax returns and current financial statements 10 form satisfactory to SunTrust, as well as additional information, reports or schedules (financial or otherwise), all as SunTrust may from time to time request.
  This guaranty shall not be construed to impose any obligation on SunTrust to extend or continue credit at any time in the future.
  Guarantor agrees that certain material events and occurrences relating to this guaranty bear a reasonable relationship to Florida. This guaranty shall be governed by the laws of Florida and, unless applicable law provides otherwise, In the event of any legal proceeding arising out of or related to this guaranty, the guarantor consents to the jurisdiction and venue of any court located in Florida. To the extent that any provision in this guaranty is inconsistent with applicable law, SunTrust will comply with applicable law.

WAIVER OF JURY TRIAL GUARANTOR AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY. AND IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS GUARANTY. FURTHER, GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST, NOR SUNTRUST'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE. THAT SUNTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WANER OF RIGHT TO JURY TRIAL PROVISION.

The undersigned Guarantor has read, understands, and agrees to the provisions of this guaranty and has executed the same voluntarily under seal, with full authority and with the intent to be legally bound by its terms, conditions and obligations.

Nova Chemicals Inc.

By:______________________________

_________________________________

By:______________________________

_________________________________

The corporate name must be signed by a duly authorized officer, and SunTrust files must contain a corporate resolution authorizing the guaranty.

SUNTRUST	Security Agreement

This Security Agreement dated as of June 23, 2006, made by LRM Industries, LLC (the "Owner") in favor of SunTrust Bank, its present and future affiliates and their successors and assigns (collectively, "SunTrust") provides:

Security Agreement. In order to induce SunTrust from time to time to enter into agreements with and to extend or continue to extend credit to LRM Industries, LLC (and anyone or more and any combination if more than one, the "Borrower") and in consideration of any credit so extended, the Owner (which may include the Borrower) hereby grants, sells, assigns, transfers and conveys to SunTrust, a security interest in the collateral described below, whether now existing or hereafter acquired, and all proceeds, products, rents and profits thereof and all revenues from the right to use the collateral as described below to secure the prompt payment and performance of any and all liabilities, obligations, agreements and undertakings of Borrower to SunTrust (and, in addition, all liabilities, obligations, agreements and undertakings of Owner, or anyone or more of them, to SunTrust if Owner and Borrower are not the same person or entity) in any amount, whether now existing or hereafter arising, including those owed by Borrower or Owner to others and acquired by SunTrust through purchase, assignment or otherwise, however created, evidenced or arising, whether individually or jointly with others, and whether absolute or contingent, direct or indirect, as maker, endorser, guarantor, surety or otherwise, liquidated or un-liquidated, matured or un-matured, whether or not secured by other collateral, and including, without limitation, (a) all obligations to perform or forebear from performing any acts, (b) all overdrafts on deposits or accounts maintained by Borrower or Owner with SunTrust, and (c) all liabilities, obligations, agreements and undertakings of Borrower or Owner to SunTrust pursuant to any interest rate hedge agreement or other derivative transaction agreement or any foreign exchange contract or any application or other agreement requesting SunTrust to issue any letter of credit including, without limitation, the obligation of Borrower or Owner to reimburse SunTrust for all amounts funded by SunTrust pursuant to any such letter of credit and (d) all costs of collection and protection of SunTrust's rights, including attorneys' fees allowed by law (in the amount of 15% of the principal and interest secured hereby if this Security Agreement is governed by the laws of Georgia), whether such collection or protection occurs prior to, during, or after any bankruptcy proceedings filed by or against any Obligor (as such term is defined below) (all the foregoing being hereinafter collectively referred to as the "Obligations").

Collateral. As used in this Security Agreement, the term "Collateral" shall mean the property described below, whether now existing or hereafter acquired.

The following specifically described Equipment or Consumer Goods: Specific equipment to be determined upon purchase together with any leases, rental agreements, chattel paper, rental payments, insurance proceeds, licenses, additions, accessions, attachments, tires, accessories, parts, replacements, and improvements thereto and all optional or related equipment or parts now or hereafter affixed thereto and all supplies used or to be used in connection therewith, and all substitutions, replacements, proceeds, products, rents and profits thereof (as such terms are defined in the Uniform Commercial Code).

Owner Representations and Warranties. The Owner represents and warrants to SunTrust as follows:

This Security Agreement has been duly executed and delivered by Owner, constitutes a valid and legally binding obligation of Owner and is enforceable in accordance with its terms against Owner. Owner represents arid warrants to SunTrust that it has rights in all of the Collateral and/or has the power to transfer rights in all of the Collateral. The execution, delivery and performance of this Security Agreement, the grant of the security interest in the Collateral and the consummation of the transactions contemplated will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Owner, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Owner, (c) violate or result in the breach of any material agreement to which Owner is a party or by which any of Owner's properties, including the Collateral, is bound, nor (d) violate any restriction on the transfer of any of the Collateral;

No consent, approval, license, permit or other authorization of any third party or any govemmental body or officer is required for the valid and lawful execution and delivery of this Security Agreement, the creation and perfection of SunTrust's security interest in the Collateral or the valid and lawful exercise by SunTrust of remedies available to it under this Security Agreement or applicable law.

The Owner is and will continue to be the absolute owner of the Collateral and there are no other liens or security interests affecting the Collateral other than the security interest granted in this Security Agreement except those previously disclosed to SunTrust in writing by the Owner; if the Owner is acting in the capacity of trustee, administrator or executor of an estate, such fact shall be disclosed and evidence of capacity shall be provided to SunTrust;

LRM Industries, LLC is a registered partnership, limited liability company or other registered entity organized under the laws of the state of Florida, with Organizational Identification Number MO5000001393, and is duly qualified and in good standing to do business in every jurisdiction where qualification is necessary; the execution and performance of this Security Agreement have been duly authorized by its partners, members or managers as applicable and no further action of any party is necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or any partnership agreement, articles of organization, operating agreement or other agreement to which it is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement;

The Owner will maintain the Collateral in the following location(s): 135 Gus Hipp Blvd, Rockledge, FL 32955-0000. The Collateral shall not be moved from the location(s) without the prior written consent of SunTrust;

Business books and records of LRM Industries, LLC are maintained at 135 Gus Hipp Blvd., Rockledge, FL 32955-4750;

All or a portion of the Collateral is being acquired with funds simultaneously advanced to the Borrower by SunTrust, and such funds will be used for no other purpose;

The Collateral is and will be used or bought for use primarily for the following purpose: business or commercial purposes; and

All information supplied and statements made to SunTrust in any financial statement or application are true, correct, complete, valid and genuine in all material respects.

Choice of Law. Owner agrees that certain material events and occurrences relating to this Agreement bear a reasonable relationship to the laws of Florida. This Agreement shall be governed by the laws of Florida and, unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Agreement, the Owner consents to the jurisdiction and venue of any court located in Florida. Unless otherwise specified, "Uniform Commercial Code" as used herein shall refer to the Uniform Commercial Code of Florida, both current and as it may be amended or revised from time to time in the future.

Covenants.

The Owner shall furnish to SunTrust such financial and business information and reports in form and content satisfactory to SunTrust as and when SunTrust may from time to time require.

The Owner shall notify SunTrust in writing at least 30 days prior to any change of its name or structure or change in its jurisdiction of registration/organization, principal place of business or chief executive office.

The Owner shall maintain all of the Collateral in good condition and repair. SunTrust shall have the right to inspect the Collateral at any reasonable time and shall have the right to obtain such appraisals, reappraisals, appraisal updates or environmental inspections as SunTrust, in its sole discretion, may deem necessary from time to time. Owner will not use or permit any person or entity to use the Collateral (a) in any manner inconsistent with the provisions of this Security Agreement; or (b) in violation of any policy of insurance issued with respect to the Collateral; or (c) in violation of any local, state or federal law or regulation, including but not limited to any such law or regulation pertaining. to the protection of the environment or the protection of the health or safety of persons or animals, and any such law or regulation pertaining to the control of drugs, narcotics or other controlled substances. All such obligations and liabilities of Owner shall be included in the Obligations secured by the Collateral and shall survive payment of the Obligations and termination of this Security Agreement. Unless the description of the Collateral set forth above indicates the Collateral shall be attached as a fixture to real property, Owner shall not, without the express prior written consent of SunTrust, cause or permit all or any part of the Collateral to be affixed to real property so as to become a fixture as that term is defined or interpreted in the state in which the Collateral is at any time located.

The Owner will defend the Collateral against the claims and demands of all parties. The Owner will not pledge or grant any security interest in any of the Collateral to any person or entity except SunTrust, or permit any lien or encumbrance to attach to any of the Collateral, or any levy to be made on the Collateral, or any financing statement (except financing statements in favor of SunTrust) to be on file against the Collateral.

Owner hereby constitutes and appoints any officer or employee of SunTrust as its true and lawful attorney-in-fact (a) to transfer the Collateral into SunTrust's name or the name of its nominee, but SunTrust's failure to do so shall not be interpreted to be a waiver of any interest, and (b) to do and perform all other acts and things necessary, proper and requisite to carry out the intent of this Security Agreement. The power herein granted shall be deemed to be coupled with an interest and may not be revoked until the Obligations have been paid in full, including all expenses payable by Owner.

The Owner agrees to pay on demand all legal expenses and reasonable attorneys' fees (in the amount of 15% of the principal and interest secured hereby if this agreement is governed by the laws of Georgia), as permitted by applicable law, any appraisal fees and all expenses incurred or paid by SunTrust in protecting and enforcing the rights of SunTrust under this Security Agreement, including SunTrust's right to take possession of the Collateral and its proceeds and to hold, prepare for sale, sell and dispose of the Collateral.

This Security Agreement shall be a continuing agreement and shall remain in full force and effect irrespective of any interruptions in the business relations of the Borrower with SunTrust and shall apply to any ultimate balance which shall remain due by the Borrower to SunTrust; provided, however, that the Owner may by written notice terminate this Security Agreement with respect to all Obligations of the Borrower incurred or contracted by the Borrower or acquired by SunTrust after the date on which such notice is personally delivered to or mailed via registered mail and accepted by the Borrower's lending officer.

Insurance, Taxes and Assessments. The Owner shall at all times keep insurable Collateral insured against any and all risks, including, without limitation, fire, and such other insurance, including but not limited to flood insurance, as may be required by SunTrust from time to time, and in such amounts as may be satisfactory to SunTrust. Insurance may be purchased from an insurer of the Owner's choice, except as otherwise required by law. All such insurance policies are to be made payable to SunTrust, in the event of loss, under a standard non-contributory "mortgagee", "lender", or "secured party" clause and shall contain a breach of warranty provision acceptable to SunTrust which shall establish SunTrust's right to be paid the insurance proceeds irrespective of any action, inaction, breach of warranty or conditions, or negligence of Owner or any other person or entity with respect to such policies. All such insurance policies shall provide for a minimum of thirty days written notice to SunTrust prior to cancellation. Owner appoints SunTrust attorney-in-fact to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable to Owner thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, which power of attorney shall be deemed coupled with an interest and irrevocable so long as SunTrust has a security interest in any of the Collateral. Owner shall provide proof of such insurance as requested by SunTrust. The Owner shall pay and discharge all taxes, assessments and charges of every kind prior to the date when such taxes, assessments or charges shall become delinquent and provide proof of such payments to SunTrust, upon request. However, nothing contained in this Security Agreement shall require the Owner to pay any such taxes, assessments and charges so long as it shall contest its validity in good faith and shall post any bond or security required by SunTrust against the payment. Upon the failure of the Owner to purchase required insurance or to pay such required amounts, SunTrust, at its option, and at the Owner's expense, may obtain such insurance or pay such taxes, assessments, and charges. In addition, SunTrust may from time to time, in its sole discretion, perform any undertakings of the Owner which the Owner shall fail to perform and take any other action which SunTrust deems necessary for the maintenance or preservation of any of the Collateral. Any amounts so paid shall be included in the Obligations secured by the Collateral. At SunTrust's request, the Owner agrees to promptly reimburse SunTrust on demand for all such expenses incurred by SunTrust, together with interest thereon from the date paid by SunTrust at the highest rate payable on the Obligations. Any insurance obtained by SunTrust, at its option, may be single or dual interest, protecting its rights, rights of the Owner or joint rights. Any insurance obtained by Sun Trust may provide, at its option, that such insurance will pay the lesser of the unpaid balance of the Obligations or the repair or replacement value of the Collateral. SunTrust may use the proceeds of any insurance obtained by Owner or by SunTrust to repair or replace the Collateral or, if SunTrust elects to do so, to repay part or all of the Obligations, whether or not then due, and in such order as SunTrust may determine, and the Borrower will still be responsible to repay any remaining unpaid balance of the Obligations. The whole or partial loss or destruction of all or any part of the Collateral shall not affect or impair the obligation of any person or entity liable under the Obligations.

Additional Covenants and Agreements if Borrower is Different than Owner. If Borrower is different than Owner, then so long as any of the Obligations remain outstanding or so long as this Security Agreement shall remain in effect Owner covenants and agrees as follows: (a) Owner hereby expressly consents to and adopts any agreements which Borrower has entered into or will enter into with SunTrust regarding any of the Obligations or the Collateral; (b) Owner hereby agrees that the Collateral shall be subject to disposition in accordance with the terms and conditions of this Security Agreement and any agreements executed by Borrower in connection with any of the Obligations or the Collateral; (c) Owner will not be subrogated to SunTrust's rights to any other collateral and any proceeds thereof in which SunTrust holds a security interest to secure payment of any of the Obligations; (d) Owner agrees that SunTrust may at any time and from time to time, without notice to, or the consent of, Owner: 0) retain any of the Collateral in satisfaction of any of the Obligations to the extent permitted by applicable law, (ii) retain or obtain a security interest or lien in any property in addition to the Collateral to secure payment or performance of any of the Obligations, (iii) allow or cause any Obligations to be incurred, (iv) retain or obtain persons or entities that are primarily or secondarily obligated upon any of the Obligations other than the Borrower, (v) extend or renew any of the Obligations for any period (whether or not longer than the original term), (vi) release, compromise or modify any of the Obligations, (vii) release, in whole or in part, any person or entity primarily or secondarily obligated upon any of the Obligations or enter into any compromise with respect to the obligation of any such person or entity relative to any of the Obligations, (viii) release, with or without consideration, SunTrust's security interest or lien in any property other than the Collateral which may at any time secure payment or performance of any of the Obligations, (ix) accept substitutions or exchanges for any property other than the Collateral.. which may at any time secure payment or performance of any of the Obligations, (x) exercise its rights as a secured party and dispose of the Collateral without having first resorted to any property securing any of the Obligations other than the Collateral and without having first proceeded against or demanded payment from any person or entity primarily or secondarily obligated upon any of the Obligations; and (e) Owner specifically waives any and all rights pursuant to O.C.GA Sec. 10-7-24 or T.CA Sec. 47-12-101 et seq. if this Security Agreement is governed by the laws of Georgia or Tennessee, and the same or similar provision contained in the Uniform Commercial Code of any other state or states which may govern this Security Agreement.

Events of Default. As used herein the term "Obligor" shall individually and collectively refer to Borrower, Owner and any other person or entity that is primarily or secondarily liable upon all or any part of the Obligations secured hereby and any person or entity that has conveyed or may hereafter convey any security interest or lien to SunTrust in any real or personal property to secure payment of all or any part of the Obligations. Unless prohibited by applicable law, an "Event of Default" shall occur hereunder upon the occurrence of anyone or more of the following events or conditions:

a. the failure by any Obligor to pay when due, whether by acceleration or otherwise, any sum constituting all or any part of the Obligations;

b. the failure of any Obligor to perform any covenant, promise or obligation contained in this Security Agreement, any document evidencing any of the Obligations, or any other agreement to which any Obligor and SunTrust are parties;

c. the breach of any of any Obligor's representations or warranties in this Security Agreement or any other agreement with SunTrust;

d. the failure of any Obligor to pay when due any amount owed to any creditor other than SunTrust under a written agreement calling for the payment of money;

e. the death, declaration of incompetency, dissolution, liquidation, merger, consolidation, termination or suspension of usual business of any Obligor or the sale or transfer by any Obligor of all or substantially all of such Obligor's assets other than in the ordinary course of business;

f. any person or entity, or any group of related persons or entities, shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of any Obligor that is not a natural person, other than any person or entity, or any group of related persons or entities that has such majority ownership as of the date of this Security Agreement;

g. the insolvency or inability to pay debts as they mature of any Obligor, the filing of any petition or the commencement of any proceeding by an Obligor for relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt;

h. the entry of a judgment or the issuance or service of any attachment, levy or garnishment against any Obligor or the property of any Obligor or the repossession or seizure of property of any Obligor;

i. any deterioration or impairment of the Collateral or any decline or depreciation in the value of the Collateral (whether actual or reasonably anticipated) which causes the Collateral in the judgment of SunTrust to become unsatisfactory as to character or value;

j. a determination by SunTrust that a material adverse change in the financial condition of any Obligor has occurred since the date of this Security Agreement;

k. any Obligor commits fraud or makes a material misrepresentation at any time in connection with this Security Agreement, the Obligations or the Collateral;

l. the Collateral or any part thereof is located for more than thirty consecutive days outside the state or states in which the Collateral is to be located pursuant to this Security Agreement or if the Collateral or any part hereof is removed from such state with the intent that it will be located outside such state for more than thirty days; or

m. any other act or circumstance occurs or exists which leads SunTrust to deem itself insecure.

Remedies Upon Default; Acceleration of Obligations. Unless prohibited by applicable law, the Obligations secured hereby shall automatically and simultaneously mature and become due and payable, without notice or demand, upon the filing of any petition or the commencement of any proceeding by an Obligor for relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt. Unless prohibited by applicable law, upon the occurrence of anyone or more of the other Events of Default describe above, the Obligations secured hereby shall, at the option of SunTrust, immediately mature and become due and payable, without notice or demand. If all or any part of the Obligations secured hereby are not paid as and when due and payable, whether by acceleration or otherwise, then SunTrust may, at its option, without notice or demand of any kind: (a) transfer all or any part of the Collateral into the name of SunTrust or its nominee, at Owner's expense, with or without disclosing that such Collateral is subject to SunTrust's security interest; (b) require the Owner to assemble the Collateral and make it available to SunTrust at a place to be designated by SunTrust which is reasonably convenient, enter upon premises upon which the Collateral is located and, to the extent permitted by law without legal process, take exclusive possession of the Collateral, and redeem the Collateral, or any part thereof (irrespective of redemption penalty); (c) appropriate and apply toward payment of such of the Obligations, and in such order of application, as SunTrust may from time to time elect, all or any part of any balances, credits, items or monies in any bank deposit or deposit account constituting a part of the Collateral; (d) sell the Collateral at public or private sale, either in whole or in part, and SunTrust may purchase the Collateral at any such public sale and at any private sale as permitted by law. Such sale shall result in the sale, conveyance and disposition of all right, title and interest of Owner in all or any part of the Collateral which is the subject of such a disposition. SunTrust is authorized as attorney-in-fact for Owner to sign and execute any transfer, conveyance or instrument in writing that maybe necessary or desirable to effectuate any such disposition of the Collateral, which power shall be coupled with an interest; and (e) exercise all other rights of a secured party under the Uniform Commercial Code and all other rights under law or pursuant to this Security Agreement, all of which shall be cumulative. If any notification of intended disposition of any Collateral is required by law, reasonable notification shall be deemed given if written notice is deposited in the U.S. Mail, First Class or certified postage prepaid, addressed to Owner and such other persons or entities as SunTrust deems to be appropriate, stating all items required by applicable statutes, including the time and place of any public sale, or the time and place of any public sale or the time after which any private sale or disposition is to be made, at least ten (10) days prior thereto. The proceeds of any disposition of the Collateral shall be applied in the following order (i) First, to pay all costs and expenses associated with the retaking, holding, preparation and disposition of the Collateral; (ii) Then to pay attorneys' fees; (iii) Next, to pay all accrued but unpaid interest upon the Obligations in such order as SunTrust may determine at its discretion; and (iv) Finally, to all unpaid principal outstanding upon the Obligations, whether or not due and payable, in such order as SunTrust may determine at its discretion. Any remaining surplus shall be paid to Owner or otherwise in accordance with law. If the proceeds of such disposition are insufficient to pay the Obligations in full, Borrower and all other persons or entities liable thereon shall remain fully obligated to SunTrust for the unpaid balance thereof.

Execution by More than One Party. The term "Owner" as used in this Security Agreement shall, if this instrument is signed by more than one party, mean the .Owner and each of them" and each shall be jointly and severally obligated and liable. If any party is a partnership or limited liability company, the agreements and obligations on the part of the Owner shall remain in force and applicable regardless of any changes in the parties composing the partnership or limited liability company and the term "Owner" shall include any altered or successive partnership or limited liability company and the predecessor partnership or limited liability company and its partners or members/managers shall not be released from any obligation or liability.

Waivers by the Owner. To the extent permitted by applicable law, the Owner hereby waives (a) notice of acceptance of this Agreement and of any extensions or renewals of credit by SunTrust to the Borrower; (b) presentment and demand for payment of the Obligations; (c) protest and notice of dishonor or default to the Owner or to any other party with respect to the Obligations; (d) all other notices to which the Owner might otherwise be entitled; and (e) if for business purposes, the benefit of the Homestead Exemption. To the extent permitted by applicable law, the Owner further waives any right to require that any action be brought against the Borrower or any other party, the right to require that resort be had to any security or to any balance of any deposit account or credit on the books of SunTrust in favor of the Borrower or any other party, the right to redeem the Collateral and to object to SunTrust's proposal to retain the Collateral in satisfaction of any of Obligations and any right to obtain injunctive or other relief relative to SunTrust's sale or other disposition of the Collateral and to recover losses caused by Sun Trust's failure to approve or correct any list of Collateral provided to SunTrust for any purpose by any person or entity.

No Obligation to Extend Credit. This Security Agreement shall not be construed to impose any obligation on Sun Trust to extend or continue to extend any credit at any time.

Indemnity. The Owner agrees to indemnify and hold harmless SunTrust, its subsidiaries, affiliates, successors, and assigns and their respective agents, directors, employees, and officers from and against any and all complaints, claims, defenses, demands, actions, bills, causes of action (including, without limitation, costs and attorneys' fees), and losses of every nature and kind whatsoever, which may be raised or sustained by any directors, officers, employees, shareholders, creditors, regulators, successors in interest, or receivers of the Borrower or any third party as a result of or arising out of, directly or indirectly, Sun Trust extending credit as evidenced by the Obligations to the Borrower, and taking the Collateral as security for the Obligations, and the Owner agrees to be liable for any and all judgments which may be recovered in any such action, claim, proceeding, suit, or bill, including any compromise or settlement thereof, and defray any and all expenses, including, without limitation, costs and attorneys' fees, that may be incurred in or by reason of such actions, claims, proceedings, suits, or bills. This obligation to indemnify shall survive the payment of the Obligations and the satisfaction of this Security Agreement.

Additional Documentation. The Bank is authorized to file such financing statements and amendments as the Bank deems necessary to perfect, continue or assure its security interest in the Collateral and the Owner hereby ratifies any financing statement filed previously by the Bank. The Owner will deliver such instruments of future assignment or assurance as the Bank may from time to time request to carry out the intent of this Security Agreement, and will join with the Bank in executing any documents in form satisfactory to the Bank, and pay any cost of filing the same, including all recordation, transfer and other taxes and fees, deemed advisable by the Bank.

Successor in Interest; SunTrust as Collateral Agent. This Security Agreement shall be binding upon the Owner, its successors and assigns, and the benefits hereof shall inure to SunTrust, its successors and assigns. SunTrust Bank shall serve as collateral agent on behalf of itself and present and future affiliates.

Miscellaneous. (a) Each and every power given herein is coupled with an interest and is irrevocable by death or otherwise. (b) The captions of the paragraphs of this Security Agreement are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. (c) If any part of any provision of this Security Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Security Agreement. (d) This Security Agreement shall not be modified or amended except in a writing signed by Owner and SunTrust. (e) All representations, warranties, covenants and agreements contained herein or made in writing by Owner in connection herewith shall survive the execution and delivery of this Security Agreement and any and all notes, other agreements, documents and writings relating to or arising out of any of the foregoing or any of the Obligations. (f) All rights and remedies of SunTrust expressed herein are in addition to all other rights and remedies possessed by SunTrust under applicable law or other agreements, including rights and remedies under any other agreement or instrument relating to any of the Obligations or any security therefor. (g) No waiver by SunTrust of any of its rights or remedies or of any default shall operate as a waiver of any other right or remedy or of any other default or of the same right or remedy or of the same default on a future occasion. No delay or omission on the part of SunTrust in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by SunTrust of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of SunTrust permitted hereunder or under any agreement or instrument relating to any of the Obligations or any security therefor shall impair or affect the rights of SunTrust in and to the Collateral. (h) All terms as defined herein shall include both the plural and singular, where applicable. (i) All notices or communications given to Owner or SunTrust pursuant to the terms of this Security Agreement shall be in writing and given to Owner and SunTrust at the address set forth below. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the parties hereto at the addresses referred to herein or to such other addresses as either party may designate to the other party by a written notice given in accordance with the provisions of this Security Agreement. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail. (j) SunTrust shall not be responsible or liable for its failure to give notice to Owner of any default in the payment of any amounts that might become due and owing with respect to the Collateral nor shall SunTrust be responsible or liable for SunTrust's failure to collect any amounts payable with respect to the Collateral. (k) SunTrust shall be under no obligation to monitor the market value of any Collateral, to advise the Owner of such market value, or to take any action whatsoever to preserve the value of any Collateral by selling, exchanging or otherwise disposing of such Collateral in order to avoid any loss to the Owner resulting from a decline in the market value of such Collateral; and (l) SunTrust shall be under no obligation to pay any amounts owing with respect to any Collateral. (m) This Agreement is in addition to and not in replacement of any other agreement between Owner and SunTrust. (n) The term Owner shall include all persons signing below as Owner and the obligation of such Owners hereunder shall be their joint and several obligations.

WAIVER OF JURY TRIAL. OWNER AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS AGREEMENT, FURTHER, OWNER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST, NOR SUNTRUST'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUNTRUST WOULD NOT IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

Addresses for Purpose of Notice

Owner Address: 135 Gus Hipp Blvd., Rockledge, FL 32955-4750

SunTrust Address: 211 Perimeter Center Parkway, Suite 100, Atlanta, GA 30346

This Security Agreement has been executed by the undersigned, under seal, as of the date first written above.

LRM Industries, LLC

By:____________________________

John W. Verbicky, President and CEO